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Exhibit 4.1

FIRST AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT

        This FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this "Amendment"), dated as of March 25, 2005, is among MEDICAL DEVICE MANUFACTURING, INC., a Colorado corporation ("Company"), ACCELLENT INC. (formerly UTI Corporation), a Maryland corporation ("Holdings"), certain Subsidiaries of Company party hereto, and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity, "Administrative Agent").

RECITALS

        WHEREAS, Company, Holdings, the Guarantor Subsidiaries party thereto, the Lenders party thereto, Administrative Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as sole lead arranger and sole book runner, have entered into the Credit and Guaranty Agreement dated as of June 30, 2004 (the "Credit Agreement");

        WHEREAS, Company, Holdings and the Guarantor Subsidiaries desire to provide for certain amendments to the Credit Agreement specified herein; and

        WHEREAS, the Requisite Lenders and Administrative Agent have agreed to amend the Credit Agreement as provided herein upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

        Section 2. Amendments to Section 1.1.

          (a)   The definition of "Class" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Class" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche C Term Loan Exposure, (b) Lenders having Revolving Exposure (including Swing Line Lender) and (c) Lenders having New Term Loan Exposure of each Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche C Term Loans, (b) Revolving Loans (including Swing Line Loans) and (c) each Series of New Term Loans.

          (b)   The definition of "Commitment" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Commitment" means any Revolving Commitment, Tranche C Term Loan Commitment or New Term Loan Commitment.

          (c)   The definition of "Existing Letters of Credit" contained in Section 1.1 of the Credit Agreement is hereby deleted.

          (d)   The definition of "Issuing Bank" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Issuing Bank" means (i) CSFB as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, and (ii) any other Lender or Affiliate of a Lender which, at the request of Company, agrees to become an Issuing Bank.

          (e)   The definition of "Letter of Credit" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Letter of Credit" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

          (f)    The definition of "Loan" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Loan" means a Tranche C Term Loan, a Revolving Loan, a Swing Line Loan and a New Term Loan.

          (g)   The definition of "Note" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Note" means a Tranche C Term Loan Note, a Revolving Loan Note or a Swing Line Note.

          (h)   The definition of "Pro Rata Share" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of that Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (a) an amount equal to the sum of the Tranche C Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (b) an amount equal to the sum of the aggregate Tranche C Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.

          (i)    The definition of "Requisite Class Lenders" contained in Section 1.1of the Credit Agreement is hereby deleted and replaced with the following:

            "Requisite Class Lenders" means, at any time of determination, (i) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche C Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders; and (iii) for each Class of Lenders having New Term Loan Exposure, Lenders holding more than 50% of the aggregate New Term Loan Exposure of that Class.

          (j)    The definition of "Requisite Lenders" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Requisite Lenders" means one or more Lenders having or holding Tranche C Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Tranche C Term Loan Exposure of all Lenders,

    (ii) the aggregate Revolving Exposure of all Lenders, and (iii) the aggregate New Term Loan Exposure of all Lenders.

          (k)   The definition of "Term Loan" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Term Loan" means a Tranche C Term Loan or a New Term Loan, as applicable.

          (l)    The definition of "Term Loan Commitment" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

            "Term Loan Commitment" means the Tranche C Term Loan Commitment or the New Term Loan Commitment of a Lender, and "Term Loan Commitments" means such commitments of all Lenders.

          (m)  The definition of "Term Loan Maturity Date" contained in Section 1.1of the Credit Agreement is hereby deleted and replaced with the following:

            "Term Loan Maturity Date" means the Tranche C Term Loan Maturity Date and the New Term Loan Maturity Date of any Series of New Term Loans, as applicable.

          (n)   The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

            "Converted Term Loan" as defined in Section 2.1(c).

            "Existing Term Loans" means the term loans outstanding under the Credit Agreement immediately prior to the effectiveness of the First Amendment.

            "First Amendment" means that certain First Amendment to Credit and Guaranty Agreement, dated as of March 25, 2005, among Company, Holdings, the Guarantor Subsidiaries and Administrative Agent with the consent of Requisite Lenders.

            "First Amendment Effective Date" means March 25, 2005.

            "Tranche C Term Loan" as defined in Section 2.1(a).

            "Tranche C Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Tranche C Term Loan, and "Tranche C Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche C Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche C Term Loan Commitments as of the First Amendment Effective Date is $193,030,000.00.

            "Tranche C Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; provided, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender's Tranche C Term Loan Commitment.

            "Tranche C Term Loan Maturity Date" means the earlier of (i) the sixth anniversary of the Closing Date and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

            "Tranche C Term Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

          (o)   The definitions of "Tranche B Term Loan" "Tranche B Term Loan Commitment", "Tranche B Term Loan Exposure", "Tranche B Term Loan Maturity Date" and "Tranche B Term Loan Note" are hereby deleted from Section 1.1 of the Credit Agreement.

        Section 3. Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

        "2.1 Tranche C Term Loans

          (a)   Tranche C Term Loan Commitments. Subject to the terms and conditions hereof, each Lender with a Tranche C Term Loan Commitment severally agrees to make, or pursuant to Section 2.1(c), elects to convert all or a portion of such Lender's Existing Term Loans into, a loan (each such loan or conversion, a "Tranche C Term Loan") on the First Amendment Effective Date to Company in an amount equal to such Lender's Tranche C Term Loan Commitment. Company may make only one borrowing under the Tranche C Term Loan Commitment which shall be on the First Amendment Effective Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than the Tranche C Term Loan Maturity Date.

          (b)   Borrowing Mechanics for Tranche C Term Loans.

            (i)    Company shall deliver to Administrative Agent a fully executed Funding Notice no later than two Business Days prior to the First Amendment Effective Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

            (ii)   Each Lender shall make its Tranche C Term Loan (and not its Converted Term Loan), as the case may be, available to Administrative Agent not later than 10:00 a.m. (New York City time) on the First Amendment Effective Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Tranche C Term Loans available to Company on the First Amendment Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

          (c)   Conversion of Existing Term Loans. In connection with the making of the Tranche C Term Loans pursuant to Section 2.1(a), by delivering written notice to Administrative Agent, any holder of Existing Term Loans who has agreed to make a Tranche C Term Loan hereunder may elect to make all or any portion of its Tranche C Term Loans requested by Company to be made on the First Amendment Effective Date by converting all or a portion of the outstanding principal amount of the Existing Term Loans held by such Lender into Tranche C Term Loans hereunder in a principal amount equal to the amount of Existing Term Loans so converted (each such Existing Term Loan, to the extent it is to be converted, a "Converted Term Loan"). On the First Amendment Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche C Term Loans, and Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Tranche C Term Loans. Any written notice to Administrative Agent delivered by the applicable Lender pursuant to this Section 2.1(c) shall specify the amount of such Lender's Converted Term Loans."

        Section 4. Amendment to Section 2.4(a). Section 2.4(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

        Section 5. Amendment to Section 2.4(e). Section 2.4(e) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing such sentence with the following:

          "Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder."

        Section 6. Amendment to Section 2.6. Section 2.6 of the Credit Agreement is hereby amended by inserting the following sentence immediately following the first sentence of such Section 2.6:

        "The proceeds of the Tranche C Term Loans made on the Closing Date shall be applied by Company to repay Existing Term Loans in full on the First Amendment Effective Date."

        Section 7. Amendment to Section 2.7(c). Section 2.7(c) of the Credit Agreement is hereby amended by replacing the reference to "Tranche B Term Loan" contained therein and with a reference to "Tranche C Term Loan".

        Section 8. Amendment to Section 2.8(a). Section 2.8(a) of the Credit Agreement is hereby amended by deleting clause (iii) contained therein and replacing such clause with the following:

          "(iii) in the case of Tranche C Term Loans:

            (a)   if a Base Rate Loan, at the Base Rate plus 1.25% per annum; or

            (b)   if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 2.25% per annum."

        Section 9. Amendment to Section 2.8(b). The first sentence of Section 2.8(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

          "The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be."

        Section 10. Amendment to Section 2.12. Section 2.12 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

        "The principal amounts of the Tranche C Term Loans shall be repaid in consecutive quarterly installments (each, an "Installment") in the aggregate amounts set forth below on the last day of each calendar quarter (each, an "Installment Date"), commencing March 31, 2005:

Installment Date	Installment
March 31, 2005	$485,000.00
June 30, 2005	$485,000.00
September 30, 2005	$485,000.00
December 31, 2005	$485,000.00
March 31, 2006	$485,000.00
June 30, 2006	$485,000.00
September 30, 2006	$485,000.00
December 31, 2006	$485,000.00
March 31, 2007	$485,000.00
June 30, 2007	$485,000.00
September 30, 2007	$485,000.00
December 31, 2007	$485,000.00
March 31, 2008	$485,000.00
June 30, 2008	$485,000.00
September 30, 2008	$485,000.00
December 31, 2008	$485,000.00
March 31, 2009	$485,000.00
June 30, 2009	$485,000.00
Tranche C Term Loan Maturity Date	$184,300,000.00

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Tranche C Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche C Term Loan Maturity Date."

        Section 11. Amendments to Section 2.13.

            (a)   Section 2.13(a) of the Credit Agreement is hereby amended by adding the following after the last sentence of such Section 2.13(a):

          "Any such voluntary prepayment shall be made without premium or penalty, except as set forth in Section 2.13(c) and subject to the provisions of Section 2.18(c)."

            (b)   Section 2.13 of the Credit Agreement is hereby amended by adding the following after the last sentence of such Section 2.13:

          "(c) Tranche C Term Loan Call Protection. In the event that the Tranche C Term Loans are prepaid in whole or in part in connection with a transaction involving any change in interest rate margins applicable to the Term Loans (other than in connection with and upon or following the consummation of an IPO) prior to the date falling twelve (12) months after the First Amendment Effective Date, Company shall pay to Lenders having Tranche C Term Loan Exposure a prepayment premium of 1.00% on the amount so prepaid."

        Section 12. Amendments to Section 2.16.

            (a)   Section 2.16(a) of the Credit Agreement is hereby amended by inserting a reference to "premium," after the reference to "interest," contained therein.

            (b)   Section 2.16(b) of the Credit Agreement is hereby amended by inserting a reference to "and premium, if any is due," after the reference to "payment of accrued interest" contained therein.

            (c)   Section 2.16(c) of the Credit Agreement is hereby amended by inserting replacing the reference to "principal and interest" contained therein with a reference to "principal, interest and any premium".

            (d)   Section 2.16(f) of the Credit Agreement is hereby amended by inserting a reference to "premium," after the reference to "interest," contained therein.

        Section 13. Amendment to Section 2.23. Section 2.23 of the Credit Agreement is hereby amended by replacing clause (A) contained therein with the following:

        "(A) an amount equal to the principal of, and all accrued interest and premium (if any) on, all outstanding Loans of the Terminated Lender,"

          Section 14. Amendment to Section 2.24. Section 2.24 of the Credit Agreement is hereby amended by: (a) replacing the reference to "Tranche B Term Loan Maturity Date" contained in the first sentence therein with a reference to "Tranche C Term Loan Maturity Date"; (b) replacing the reference to "$40.0 million" contained in the first sentence therein with a reference to "$50.0 million"; and (c) replacing each reference to "Tranche B Term Loans" contained in such Section 2.24 with a reference to "Tranche C Term Loans".

        Section 15. Addition of Section 5.16. The following new Section 5.16 to the Credit Agreement is hereby added to the Credit Agreement immediately following Section 5.15 thereof:

          "Section 5.16. Conditions Subsequent Relating to Real Estate Assets. Within thirty (30) days after the date of the First Amendment (which time period may be extended in the sole discretion of Administrative Agent), Company shall, and/or shall cause the applicable Guarantor to, furnish to Administrative Agent:

          (a)   evidence that a mortgage amendment (a "Mortgage Amendment"), with respect to each Mortgage encumbering a Closing Date Mortgaged Property or a Post-Closing Mortgaged Leasehold Property, has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and are in form suitable for filing and recording in all filing or recording offices that Administrative Agent may reasonably deem necessary or desirable (each such Mortgage Amendment shall confirm that the Mortgage being amended thereby continues to secure all of the Obligations under the Credit Agreement, as amended by the First Amendment, and shall otherwise be in form and substance reasonably acceptable to Administrative Agent);

          (b)   with respect to each Title Policy issued in connection with the Mortgages encumbering the Closing Date Mortgaged Properties and the Post-Closing Mortgaged Leasehold Properties, an endorsement (a "Date Down Endorsement") (i) insuring the Lien of the applicable Mortgage, as amended by the Mortgage Amendment, against the applicable Real Estate Asset, (ii) bringing forward the effective date of the coverage of such Title Policy to the date of recordation of the applicable Mortgage Amendment and (iii) showing no new exceptions to coverage under such Title Policy unless the same are Permitted Liens; and

          (c)   evidence that all expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, the issuance of the Date Down

  Endorsements and the other matters described in this Section 5.16, including, without limitation, attorneys' fees, filing and recording fees, title insurance company fees and premiums and documentary stamp, mortgage and intangible taxes.

  Administrative Agent may waive any one or more of the requirements set forth in this Section 5.16 with respect to any applicable Real Estate Assets if Administrative Agent determines, in its reasonable discretion, that the cost of any mortgage recording or intangibles, documentary or similar tax that is expected to be incurred in connection with the recordation of the applicable Mortgage Amendment(s) plus the cost of any date down endorsement is substantially higher than the cost of such items in other jurisdictions and that the waiver of such requirement will not materially affect the value of the Collateral as a whole. Administrative Agent and Collateral Agent are authorized by the Lenders to enter into the Mortgage Amendments.'

        Section 16. Amendment to Section 6.7. Section 6.7 of the Credit Agreement is hereby amended by deleting clause (l) thereof and replacing such clause with the following:

          "(l)  other Investments, including, but not limited to, Investments constituting Permitted Acquisitions, Investments in, or loans or Investments to or expenditures relating to, joint ventures or other Persons engaged primarily in one or more businesses in which Company and its Subsidiaries are engaged or any related or ancillary business; provided that (i) the aggregate amount of Investments permitted pursuant to this Section 6.7(l)shall in no event exceed $100.0 million at any one time outstanding and (ii) after giving effect to each Investment hereunder, Company and its Subsidiaries shall be in pro forma compliance with the financial covenant set forth in Section 6.8(c) of this Agreement (provided that, for purposes of determining compliance with this clause (ii), such financial covenant shall be deemed to be 25 basis points more restrictive to Company and its Subsidiaries than the applicable ratio set forth in such Section 6.8(c)); and"

        Section 17. Amendment to Section 10.6. Section 10.6(c) of the Credit Agreement is hereby amended by replacing the reference to "Tranche B Term Loan" contained in clause (ii) thereof with a reference to "Tranche C Term Loan".

        Section 18. Deletion of Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby deleted.

        Section 19. Replacement of Appendix and Exhibit. Appendix A-1 and Exhibit B-1 to the Credit Agreement are hereby deleted and replaced with Appendix A-1 and Exhibit B-1 attached hereto.

        Section 20. Extension of Time Period for German Subsidiary Stock Pledge. Notwithstanding Section 4.4.1(b) of the Pledge and Security Agreement, it is hereby agreed that the Credit Parties shall not be required to deliver evidence of the pledge under German law of 65% of the equity interests in UTISFM Feinmechanik GmbH, a German limited liability company, until the date that is the earlier of (A) the second anniversary of the Closing Date and (B) 60 days after a determination by the Credit Parties not to actively pursue the sale of UTISFM Feinmechanik GmbH or substantially all its assets.

        Section 21. Conditions Precedent. This Amendment shall become effective on the date upon which Administrative Agent shall have received: (i) this Amendment, executed by Company, Holdings and each Guarantor Subsidiary; (ii) executed Lender Consents, substantially in the form attached hereto as Annex I ("Lender Consents"), from the Requisite Lenders; (iii) executed copies of the favorable written opinions of each of Hogan & Hartson LLP, counsel for Credit Parties, and such other local counsel for Credit Parties as Administrative Agent may reasonably request, in each case covering such matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders); (iv) a notice of prepayment pursuant to Section 2.13 of the Credit Agreement, regarding the prepayment in full of the Existing Term Loans on the First Amendment Effective Date; (v) payment of all reasonable expenses of Administrative Agent for which invoices have been presented (including the invoices of Skadden, Arps, Slate, Meagher & Flom LLP); and (vi) such other documents, agreements, UCC financing statements, resolutions, certificates and information as Administrative Agent shall reasonably request.

        Section 22. Representations and Warranties. Company hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

          (a)   all representations and warranties set forth in the Credit Agreement and in each other Credit Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

          (b)   no Default or Event of Default has occurred and is continuing;

          (c)   each of the Credit Parties has all corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and the Credit Agreement as amended hereby, as applicable;

          (d)   the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other action on the part of each of the Credit Parties party thereto;

          (e)   the Credit Agreement (as amended by this Amendment) and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles; and

          (f)    the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, or (iv) any material indenture, agreement or instrument to which any of the Credit Parties is a party or by which it is bound, or require any consent or approval of any Person.

        Section 23. Confirmation; Security Interests. Each of the undersigned Credit Parties hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendments and modifications to the Credit Agreement effected thereby. Each of the undersigned Credit Parties hereby (a) confirms and continues the pledge and security interest in the Collateral granted by it pursuant to the Pledge and Security Agreement, (b) acknowledges and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Pledge and Security Agreement shall be in favor of the Collateral Agent and shall continue to secure the Secured Obligations, including but not limited to the Tranche C Term Loans, (c) pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the Collateral to secure the payment and performance in full of all the Secured Obligations and (d) except in the case of Company, confirms and agrees that it is bound by the Credit Agreement as a guarantor thereunder, by virtue of its having been an original signatory thereto, a successor to such an original signatory or a signatory to a supplement thereto. The Pledge and Security Agreement and the other Collateral Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by each of the undersigned Credit Parties. Without limiting the generality of the foregoing, the Collateral

Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations under and as defined therein. Each of the undersigned Credit Parties hereby further agrees that (i) the Tranche C Term Loans made to the Company by the applicable Lenders and all Obligations owing to such Lenders shall be subject to and shall benefit from all of the provisions of the Credit Agreement, including without limitation Section 7 thereunder, and the other Credit Documents applicable to the Tranche C Term Loans and the other Loans, and (ii) the Lenders providing Tranche C Term Loans are "Secured Parties" under the Pledge and Security Agreement.

        Section 24. Reference to Agreement. Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document under the Credit Agreement.

        Section 25. Costs and Expenses. Company shall pay on demand all reasonable costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

        Section 26. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 27. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 28. Severability. Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        Section 29. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments under the same or similar or other circumstances in the future. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MEDICAL DEVICE MANUFACTURING, INC., a Colorado corporation
By:	/s/ STEWART A. FISHER

Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary
ACCELLENT INC., a Maryland corporation
By:	/s/ STEWART A. FISHER

Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

AMERICAN TECHNICAL MOLDING, INC.,
a California corporation
 BRIMFIELD ACQUISITION CORP.,
a Delaware corporation
 BRIMFIELD PRECISION, LLC,
a Delaware limited liability company
 CYCAM, INC.,
a Pennsylvania corporation
 ELX, INC.,
a Pennsylvania corporation
 G&D, INC.,
a Colorado corporation
 HAYDEN PRECISION INDUSTRIES, LLC,
a Delaware limited liability company
 KELCO ACQUISITION, LLC,
a Delaware limited liability company
 MEDSOURCE TECHNOLOGIES, INC.,
a Delaware corporation
 MEDSOURCE TECHNOLOGIES, LLC,
a Delaware limited liability company
 MEDSOURCE TECHNOLOGIES NEWTON, INC.,
a Delaware corporation
 MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.,
a Delaware corporation
 MEDSOURCE TRENTON, INC.,
a Delaware corporation
 MICRO-GUIDE, INC.,
a California corporation
 NATIONAL WIRE & STAMPING, INC.,
a Colorado corporation
 NOBLE-MET, LTD.,
a Virginia corporation
 PORTLYN, LLC,
a Delaware limited liability company
 SPECTRUM MANUFACTURING, INC.,
a Nevada corporation
 TENAX, LLC,
a Delaware limited liability company
 TEXCEL, INC.,
a Massachusetts corporation
 THERMAT ACQUISITION CORP.,
a Delaware corporation
 UTI CORPORATION,
a Pennsylvania corporation
 UTI HOLDING COMPANY,
a Delaware corporation
 VENUSA, LTD.,
a New York corporation
By:	/s/ STEWART A. FISHER

Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent
By:	/s/ JAMES MORAN

Name:	James Moran
Title:	Managing Director
By:	/s/ DENISE L. ALVAREZ

Name:	Denise L. Alvarez
Title:	Associate

Annex I

LENDER CONSENT

        March    , 2005

        Reference is made to that certain Credit and Guaranty Agreement, dated as of June 30, 2004, among Medical Device Manufacturing, Inc., Accellent Inc. (formerly UTI Corporation), the Guarantor Subsidiaries party thereto, the Lenders party thereto, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, collateral agent, sole lead arranger and sole book runner (the "Credit Agreement"; the terms defined therein being used herein as therein defined).

        The undersigned, as a Lender, hereby consents to the First Amendment to Credit and Guaranty Agreement (the "Amendment") in the form delivered to the undersigned Lender on or prior to the date hereof.

        Pursuant to Section 10.5 of the Credit Agreement, the undersigned Lender hereby (i) consents to the execution by Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, of the Amendment, and, (ii) if the undersigned Lender holds any Existing Term Loans, elects to convert all of the outstanding principal amount of the Existing Term Loans held by such undersigned Lender into Tranche C Term Loans.

(Name of Lender)
By:

Name:
Title:

APPENDIX A-1

        APPENDIX A-1
TO CREDIT AND GUARANTY AGREEMENT

Tranche C Term Loan Commitments

[on file with Administrative Agent]

Lender	Tranche C Term Loan Commitment		Pro Rata Share
	$			%
	$			%
	$			%
	$			%

Total		$193,030,000.00	100.00%

EXHIBIT B-1

        EXHIBIT B-1 TO
CREDIT AND GUARANTY AGREEMENT

TRANCHE C TERM LOAN NOTE

$[1][    ,    ,    ]
[2][mm/dd/yy]

        FOR VALUE RECEIVED, MEDICAL DEVICE MANUFACTURING, INC., a Colorado corporation ("Company"), promises to pay [NAME OF LENDER] ("Payee") or its registered assigns the principal amount of [1][DOLLARS]($[1][    ,    ,    ]) in the installments referred to below.

        Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of June 30, 2004 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, ACCELLENT INC. (formerly UTI Corporation), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Lead Arranger, Administrative Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, and ANTARES CAPITAL CORPORATION and NATIONAL CITY BANK, as Co-Documentation Agents.

        Company shall make principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

        This Note is one of the "Tranche C Term Loan Notes" in the aggregate principal amount of $193,030,000.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche C Term Loan evidenced hereby was made and is to be repaid.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

[1]
Lender's Tranche C Term Loan Commitment

[2]
Date of Issuance

        This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

        No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MEDICAL DEVICE MANUFACTURING, INC.
By:

Name:
Title:

QuickLinks

  Exhibit 4.1
FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
RECITALS
  Annex I
LENDER CONSENT
APPENDIX A-1
Tranche C Term Loan Commitments [ on file with Administrative Agent ]
EXHIBIT B-1
TRANCHE C TERM LOAN NOTE